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                                                                    Exhibit 99.1

[GRAPHIC OMITTED]


                                                                    NEWS RELEASE

FOR IMMEDIATE RELEASE


                      NCO GROUP ANNOUNCES THE FTC APPROVED
                   SETTLEMENT OF A PREVIOUSLY ANNOUNCED CLAIM


HORSHAM, PA, MAY 12, 2004 - NCO GROUP, INC. ("NCO" OR THE "COMPANY") (NASDAQ:
NCOG), a leading provider of business process outsourcing services, announced today that the Federal Trade Commission ("FTC") approved the settlement offer on the previously announced claim against the Company for violations of the Fair Credit Reporting Act ("FCRA"). This claim was related to the FTC's review of the Company's delinquency date reporting under section 623(a)(5) of the FCRA, most notably for a large group of accounts previously reported by the Company on behalf of one of its clients during 1999. Section 623(a)(5) has since been amended by Congress to eliminate the liability that was the basis for the claim.

NCO has maintained, and continues to maintain, that it has complied fully with section 623(a)(5) of the FCRA. In agreeing to the settlement, NCO has agreed to pay a fine of $1.5 million but steadfastly denies all allegations. NCO may assert certain claims for indemnification from the owners of the consumer accounts. NCO's expected exposure to this claim was included in the results of operations for the first quarter of 2004.

The settlement agreement with the FTC concludes a review that began nearly six years ago as part of an industry-wide analysis of compliance with then-recent amendments to the FCRA signed into law in September 1996. The review focused on a technical reporting requirement contained in section 623(a)(5) - a provision requiring nationwide consumer reporting agencies to be notified of the month and year of the commencement of a delinquency that precedes an account being reported. In December 2003, the Fair and Accurate Credit Transactions Act ("FACT Act") amended and clarified section 623(a)(5) to eliminate liability for accounts receivable management firms, such as NCO, for reporting the same delinquency date that was reported by the original creditor.

Commenting on the settlement, Michael J. Barrist, Chairman and Chief Executive Officer, stated, "Our agreement with the FTC provides for an acceptable resolution of the FTC's review, particularly as it relates to accounts of one client that were inaccurately reported for an approximate ten-month period of time beginning in late 1999 as a result of incorrect information received from our client. NCO has always made, and continues to make, accurate credit reporting a top priority. We entered into the settlement in order to avoid protracted and expensive litigation. We are very pleased that Congress passed an amendment to Section 623(a)(5) that allocates clear responsibility for accurate delinquency dates to the original creditor."

NCO Group, Inc. is a leading provider of business process outsourcing services including accounts receivable management, customer relationship management and other services. NCO provides services through over 90 offices in the United States, Canada, the United Kingdom, India, Barbados and the Philippines.

For further information:
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AT NCO GROUP, INC.
Michael J. Barrist,
Chairman and CEO
Steven L. Winokur,
EVP, Finance and CFO
(215) 441-3000
www.ncogroup.com
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Certain statements in this press release, including, without limitation, statements as to the impact of the FTC settlement, statements as to NCO's or management's beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, risks related to the ERP implementation, risks related to the final outcome of the environmental liability, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and future acquisitions, risks related to the integration of the acquisitions of RMH Teleservices, Inc. and the minority interest of NCO Portfolio Management, Inc., risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks relating to any adverse impact of restating the Company's historical financial statements and other risks detailed from time to time in NCO's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2003, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.
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